                                                                    Exhibit 99.3

                 INVESTORS FEDERAL BANK AND SAVINGS ASSOCIATION

                             522 Washington Street
                          Chillicothe, Missouri 64601
                                 (816) 646-3733

                   -----------------------------------------

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                   -----------------------------------------

     Notice is hereby given that a Special Meeting of Members (the "Special Meeting") of Investors Federal Bank and Savings Association (the "Bank"), will be held at the main office of the Bank located at 522 Washington Street, Chillicothe, Missouri, on December __, 1996 at 4:00 p.m., Central time. The purpose of this Special Meeting is to consider and vote upon:

          A Plan of Conversion providing for the conversion of the Bank from a federally chartered mutual savings association to a federally chartered stock savings bank as a wholly owned subsidiary of IFB Holdings, Inc., a newly organized
          Delaware corporation formed by the Bank for the purpose of becoming the holding company for the Bank, the subsequent conversion of the Bank to a national bank under the name "Investors Federal Bank, National Association" and the related transactions provided for in such Plan of Conversion, including the adoption of an amended federal Stock Charter and Bylaws for the Bank and the adoption of the Articles of Association and Bylaws for Investors Federal Bank, National Association, pursuant to the laws of the United States and the Rules and Regulations administered by the Office of Thrift Supervision and the Office of the Comptroller of the Currency; and

such other business as may properly come before this Special Meeting or any adjournment thereof. Management is not aware of any such other business.

     The members who shall be entitled to notice of and to vote at the Special Meeting and any adjournment thereof are depositors and certain borrowers of the Bank at the close of business on _______, 1996 who continue to be members as of the date of the Special Meeting. In the event there are not sufficient votes for approval of the Plan of Conversion at the time of the Special Meeting, the Special Meeting may be adjourned from time to time in order to permit further solicitation of proxies.


                              BY ORDER OF THE BOARD OF DIRECTORS



                              Robert T. Fairweather
                              Chairman of the Board

Chillicothe, Missouri
November __, 1996

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          YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
          FOR APPROVAL OF THE PLAN OF CONVERSION BY COMPLETING THE
          ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED
          POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.
          YOUR VOTE IS VERY IMPORTANT.
--------------------------------------------------------------------------------
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                         SUMMARY OF PROPOSED CONVERSION

     This summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in the remainder of this Proxy Statement and the accompanying Prospectus.

     Under its present "mutual" form of organization, the Bank has no stockholders. Its deposit account holders and certain borrowers are members of the Bank and have voting rights in that capacity. In the unlikely event of liquidation, the Bank's deposit account holders would have the sole right to receive any assets of the Bank remaining after payment of its liabilities (including the claims of all deposit account holders to the withdrawal value of their deposits). Under the Plan of Conversion (the "Plan of Conversion") to be voted on at the Special Meeting, the Bank would be converted into a federally chartered savings bank organized in stock form, and all of the Bank's common stock would be sold concurrently to the Holding Company (the "Stock Conversion"). Subsequently, the Bank expects to convert from a federally chartered stock savings bank to a national bank (the "Bank Conversion") under the name "Investors Federal Bank, National Association." The Holding Company will offer and sell its common stock (the "Common Stock") in an offering (1) to depositors with an account balance of $50 or more on June 30, 1995 ("Eligible Account Holders"), (2) tax-qualified employee stock benefit plans of the Bank ("Tax-Qualified Employee Plans"), (3) depositors of the Bank with an account balance of $50 or more as of September 30, 1996 ("Supplemental Eligible Account Holders"), (4) depositors of the Bank as of _______, 1996, other then Eligible or Supplemental Eligible Account Holders and certain borrowers as of both January 1, 1988 and _______, 1996, who continue to be borrowers as of the date of this Special Meeting ("Other Members") and (5) directors, officers and employees of the Bank (the "Subscription Offering"). Notwithstanding the foregoing, to the extent orders for shares exceed the maximum of the appraisal range, Tax-Qualified Employee Plans shall be afforded a first priority to purchase shares sold above the maximum of the appraisal range. It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Stock Conversion.

     Concurrent with, during or following completion of the Subscription Offering, to the extent the Common Stock is not all sold to the persons in the foregoing categories, the Holding Company may offer Common Stock to members of the general public to whom a prospectus (the "Prospectus") has been delivered ("Other Subscribers"), with first preference to natural persons (or trusts established by such persons) residing in Livingston, Caldwell and Daviess Counties, Missouri (the "Community Offering"). The Subscription Offering and the Community Offering are referred to collectively as the "Subscription and Community Offering." Voting and liquidation rights with respect to the Bank would thereafter be held by the Holding Company, except to the limited extent of the liquidation account (the "Liquidation Account") that will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of the Bank and voting and liquidation rights in the Holding Company would be held only by those persons who become stockholders of the Holding Company through purchase of shares of its Common Stock. See "Description of the Plan of Conversion - Principal Effects of Conversion - Liquidation Rights of Depositor Members."

     THE CONVERSION WILL NOT AFFECT THE BALANCE, INTEREST RATE OR FEDERAL INSURANCE PROTECTION OF ANY SAVINGS DEPOSIT, AND NO PERSON WILL BE OBLIGATED TO PURCHASE ANY STOCK IN THE STOCK CONVERSION.

Business Purposes         Net Stock Conversion proceeds are expected to increase
for Conversion            the capital of the Bank, which will support the
                          expansion of its financial services to the public.
                          The conversion to stock form and the use of a holding company structure are also expected to enhance its ability to expand through possible mergers and acquisitions (although no such transactions are contemplated at this time) and will facilitate its future access of the Holding Company and the Converted Bank and the National Bank to the capital markets. The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate under applicable federal statutes and regulations and the policies of the Office of the Comptroller of the Currency ("OCC") and the Office of Thrift Supervision ("OTS") to complete the conversion of the Converted Bank to a national bank, including without limitation the approval of the Bank Conversion by the Holding
                          Company as the sole stockholder of the Converted Bank, and the Converted Bank will thereby become the national bank. The Bank Conversion is expected to be consummated as soon as practicable following the consummation of the Stock Conversion.

Subscription and          As part of the Stock Conversion, Common Stock
Community Offering        is being offered for sale in the Subscription
                          Offering, in the priorities summarized below, to the Bank's (1) Eligible Account Holders, (2)
                          Tax-Qualified Employee Plans, (3) Supplemental
                          Eligible Account Holders (4) Other Members, and (5) employees, officers and directors. In addition, in the Community Offering, Other Subscribers may purchase Common Stock to the extent shares are available after satisfaction of subscriptions in the Subscription Offering, with a preference first to natural persons (or trusts established by such persons) residing in Livingston, Caldwell and Daviess
                          Counties, Missouri.

Subscription Rights       Each Eligible Account Holder has been given non-
of Eligible Account       transferable rights to subscribe for an amount of
Holders                   shares equal to the greater of (i) the lesser of
                          $200,000 of Common Stock or 5% of the total number of shares offered in the Stock Conversion; (ii) one-tenth of one percent of the total offering of shares of common stock in the Stock Conversion, to the extent such shares are available; or (iii) 15 times the product (rounded down to the whole next number) obtained by multiplying the total number of shares to be issued by a fraction of which the numerator is the amount of qualifying deposits of such subscriber and the denominator is the total qualifying deposits of all account holders in this category on the qualifying date.

Subscription Rights       The Bank's Tax-Qualified Employee Plans have been
of Tax-Qualified          given non-transferable rights to subscribe,
Employee Plans            individually and in the aggregate, for up to 10% of
                          the total number of shares sold in the Stock
                          Conversion after satisfaction of subscriptions of Eligible Account Holders. Notwithstanding the foregoing, to the extent orders for shares exceed the maximum of the appraisal range, Tax-Qualified Employee
                          Plans shall be afforded a first priority to purchase shares sold above the maximum of the appraisal range.
                          It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Stock
                          Conversion.

Subscription Rights       After satisfaction of subscriptions of Eligible
of Supplemental           Account Holders and Tax-Qualified Employee Plans, each
Eligible Account          Supplemental Eligible Account Holder (other than
Holders                   directors and officers of the Bank and their
                          associates) has been given non-transferable rights to subscribe for an amount of shares equal to the greater of (i) the lesser of $200,000 or 5% of the total number of shares offered in the Stock Conversion; (ii) one-tenth of one percent of the total number of shares offered in the Stock Conversion; or (iii) 15 times the product (rounded down to the whole next number) obtained by multiplying the total number of shares to be issued by a fraction of which the numerator is the amount of qualifying deposits of such subscriber and the denominator is the total qualifying deposits of all account holders in this category on the qualifying date. The subscription rights of each Supplemental
                          Eligible Account Holder shall be reduced to the extent of such person's subscription rights as an Eligible
                          Account Holder.


Subscription Rights       Each Other Member has been given non-transferable
of Other Members          rights to subscribe for an amount of shares equal to
                          the greater of (i) the lesser of $200,000 or 5% of the total number of shares offered in the Stock
                          Conversion; or (ii) one-tenth of one percent of the total number of shares offered in the Stock Conversion after satisfaction of the subscriptions of the Bank's
                          Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders.

Subscription Rights       Each individual employee, officer and director of the
of Bank Personnel         Bank has been given the right to subscribe for an
                          amount of shares equal to the lesser of $200,000 or 5% of the total number of shares offered in the Stock
                          Conversion after satisfaction of the subscriptions of Eligible Account Holders, Tax-Qualified Employee
                          Plans, Supplemental Eligible Account Holders and Other
                          Members. Total shares subscribed for by the employees, officers and directors in this category may not exceed
                          25% of the total shares offered in the Stock

                          Conversion.

Purchase                  No person, together with associates, and persons
Limitations               acting in concert, may purchase more than $200,000 of
                          Common Stock offered in the Stock Conversion based on the Estimated Valuation Range (as calculated without giving effect to any increase in such range subsequent to the date hereof). The aggregate purchases of directors and executive officers and their associates may not exceed 34% of the total number of shares offered in the Stock Conversion. These purchase limitations do not apply to the Bank's Tax-Qualified
                          Employee Plans.

Expiration Date of        All subscriptions for Common Stock must be received
Subscription and          by noon, Central time on December __, 1996.
Community Offerings


How to Subscribe          For information on how to subscribe for Common Stock
for Shares                being offered in the Stock Conversion, please read the
                          Prospectus and the stock order form and instructions accompanying this Proxy Statement. Subscriptions will not become effective until the Plan of Conversion has been approved by the Bank's members and all of the Common Stock offered in the Stock Conversion has been subscribed for or sold in the Subscription and Community Offering or through such other means as may be approved by the OTS.

Price of Common           All sales of Common Stock in the Subscription and
Stock                     Community Offering will be made at the same price per
                          share which is currently expected to be $10.00 per share on the basis of an independent appraisal of the pro forma market value of the Bank and the Holding
                          Company upon Stock Conversion. On the basis of a preliminary appraisal by Ferguson & Co., LLP which has been reviewed by the OTS, a minimum of 382,500 and a maximum of 517,500 shares will be offered in the Stock
                          Conversion. See "The Conversion - Stock Pricing and
                          Number of Shares to be Issued" in the Prospectus.

Tax Consequences          The Bank has received an opinion from its special
                          counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., stating that the Stock Conversion is a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code. The Bank has also received an opinion from Lockridge, Constant and Conrad, LLC stating that the Stock Conversion will not be a taxable transaction for Missouri income tax purposes.

Required Vote             Approval of the Plan of Conversion will require the
                          affirmative vote of a majority of all votes eligible to be cast at the Special Meeting.


                 YOUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR
                            THE PLAN OF CONVERSION         ---

                 INVESTORS FEDERAL BANK AND SAVINGS ASSOCIATION

                                PROXY STATEMENT

           SPECIAL MEETING OF MEMBERS TO BE HELD ON DECEMBER __, 1996

                               PURPOSE OF MEETING

     This Proxy Statement is being furnished to you in connection with the solicitation on behalf of the Board of Directors of Investors Federal Bank and Savings Association (the "Bank") of the proxies to be voted at the Special Meeting of Members (the "Special Meeting") of the Bank to be held at the Bank's main office located at 522 Washington Street, Chillicothe, Missouri, on December __, 1996 at 4:00 p.m. Central time, and at any adjournments thereof. The Special Meeting is being held for the purpose of considering and voting upon a Plan of Conversion under which the Bank would be converted (the "Stock Conversion") from its present mutual form of organization into a federally chartered savings bank organized in stock form, the concurrent sale of all the common stock of the stock savings bank to IFB Holdings, Inc. (the "Holding Company"), a Delaware corporation, and the sale by the Holding Company of shares of its common stock (the "Common Stock") and the subsequent conversion of the Bank to a national bank under the name "Investors Federal Bank, National Association" and such other business as may properly come before the meeting and any adjournment thereof.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS


     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.

     The Bank is currently organized in "mutual" rather than "stock" form, meaning that it has no stockholders and no authority under its federal mutual charter to issue capital stock. The Bank's Board of Directors has adopted the Plan of Conversion providing for the Conversion. The sale of Common Stock of the Holding Company, which was recently formed to become the holding company of the Bank, will substantially increase the Bank's net worth. The Holding Company will exchange a portion of the net proceeds from the sale of the Common Stock for the common stock of the Bank to be issued upon Stock Conversion. The Holding Company expects to retain the balance of the net proceeds (up to 50%), as its initial capitalization of which the Holding Company intends to lend funds to the ESOP to fund its purchase of Common Stock. This increased capital will support the expansion of the Bank's financial services to the public. The Board of Directors of the Bank also believes that the conversion to stock form and the use of a holding company structure will enhance the Converted Bank's and the National Bank's ability to expand through possible mergers and acquisitions (although no such transactions are contemplated at this time) and will facilitate its future access to the capital markets.

     The Board of Directors of the Bank believes that the Stock Conversion will further benefit the Bank by enabling it to attract and retain key personnel through prudent use of stock-related incentive compensation and benefit plans. See "Management - Benefit Plans" in the accompanying Prospectus.

     Voting in favor of the Plan of Conversion will not obligate any person to purchase any Common Stock.

     THE OTS HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO THE APPROVAL OF THE BANK'S MEMBERS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE OTS.

             INFORMATION RELATING TO VOTING AT THE SPECIAL MEETING


     The Board of Directors of the Bank has fixed _______, 1996 as the voting record date ("Voting Record Date") for the determination of members entitled to notice of the Special Meeting. All Bank depositors and certain borrowers are members of the Bank under its current charter. All Bank members of record as of the close of business on the Voting Record Date and borrowers as of both January 1, 1988 and _______, 1996 who continue to be members as of the date of the Special Meeting will be entitled to vote at the Special Meeting or any adjournment thereof.

     Each depositor (including IRA and Keogh account beneficiaries) will be entitled at the Special Meeting to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of such depositor's accounts in the Bank as of the Voting Record Date, up to a maximum of 1,000 votes. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in his own name, each person would be entitled to 1,000 votes for each separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. Where no proxies are received from IRA and Keogh account beneficiaries, after due notification, the Bank, as trustee of these accounts, is entitled to vote these accounts in favor of the Plan of Conversion.

     Each borrower member of the Bank as of both January 1, 1988 and _______, 1996 who continues to be a borrower as of the date of the Special Meeting will be entitled to cast one vote as a borrower member, in addition to any votes he or she may be entitled to cast as a depositor.

     Approval of the Plan of Conversion requires the affirmative vote of a majority of the total outstanding votes of the Bank's members eligible to be cast at the Special Meeting. As of _______, 1996, the Bank had _____ members who were entitled to cast a total of _______ votes at the Special Meeting.

     Bank members may vote at the Special Meeting or any adjournment thereof in person or by proxy. Any member giving a proxy will have the right to revoke the proxy at any time before it is voted by giving written notice to the Secretary of the Bank, provided that such written notice is received by the Secretary prior to the Special Meeting or any adjournment thereof, or upon request if the member is present and chooses to vote in person.

     All properly executed proxies received by the Board of Directors of the Bank will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such proxies will be voted in favor of the Plan of Conversion. If any other matters are properly presented at the Special Meeting and may properly be voted on, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named thereon. Management is not aware of any other business to be presented at the Special Meeting.

     If a proxy is not executed and is returned or the member does not vote in person, the Bank is prohibited by OTS regulations from using a previously executed proxy to vote for the Conversion. As a result, failure to vote may have the same effect as a vote against the Plan of Conversion.

     To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, directors or regular employees of the Bank, in person, by telephone or through other forms of communication and, if necessary, the Special Meeting may be adjourned to a later date. Such persons will be reimbursed by the Bank for their expenses incurred in connection with such solicitation. The Bank will bear all costs of this solicitation. The proxies solicited hereby will be used only at the Special Meeting and at any adjournment thereof.

                     DESCRIPTION OF THE PLAN OF CONVERSION


     The Plan of Conversion to be presented for approval at the Special Meeting provides for the Conversion to be accomplished through adoption of amended charter and bylaws for the Bank to authorize the issuance of capital stock along with the concurrent formation of a holding company, the subsequent conversion of the Bank to a national bank under the name "Investors Federal Bank, National Association" and the related transactions provided for in the Plan of Conversion, including the adoption of an amended Federal Stock Charter and Bylaws for the Bank and the adoption of Articles of Association and Bylaws for Investors Federal Bank, National Association. As part of the Conversion, the Plan of Conversion provides for the subscription offering (the "Subscription Offering") of the Common Stock to the Bank's (i) Eligible Account Holders (deposit account holders with an account balance of $50 or more as of June 30, 1995); (ii) Tax-Qualified Employee Plans, (iii) Supplemental Eligible Account Holders (deposit account holders with an account balance of $50 or more as of September 30, 1996); (iv) Other Members (deposit account holders and certain borrowers eligible to vote at the Special Meeting who are not Eligible Account Holders or Supplemental Eligible Account Holders); and (v) the Bank's employees, officers and directors. Notwithstanding the foregoing, to the extent orders for shares exceed the maximum of the appraisal range, Tax-Qualified Employee Plans shall be afforded a first priority to purchase shares sold above the maximum of the appraisal range. It is anticipated that Tax-Qualified Employee Plans will purchase 8% of the Common Stock sold in the Stock Conversion. Concurrently with, during or following completion of the Subscription Offering, members of the general public, with a preference first to natural persons (or trusts established by such persons) residing in Livingston, Caldwell and Daviess Counties, Missouri, will be afforded the opportunity to purchase the Common Stock not subscribed for in the Subscription Offering (the "Community Offering" and when referred to with the Subscription Offering, the "Subscription and Community Offering").

     THE SUBSCRIPTION OFFERING HAS COMMENCED AS OF THE DATE OF MAILING OF THIS PROXY STATEMENT. A PROSPECTUS EXPLAINING THE TERMS OF THE SUBSCRIPTION AND COMMUNITY OFFERING, INCLUDING HOW TO ORDER AND PAY FOR SHARES AND DESCRIBING THE BUSINESS OF THE BANK AND THE HOLDING COMPANY, ACCOMPANIES THIS PROXY STATEMENT AND SHOULD BE READ BY ALL PERSONS WHO WISH TO CONSIDER SUBSCRIBING FOR COMMON STOCK. THE SUBSCRIPTION AND COMMUNITY OFFERING EXPIRES AT NOON, CENTRAL TIME ON DECEMBER __, 1996 UNLESS EXTENDED BY THE BANK AND THE HOLDING COMPANY.

     The federal conversion regulations require that all stock offered in a conversion must be sold in order for the conversion to become effective. The conversion regulations require that the offering be completed within 45 days after completion of the Subscription Offering period unless extended by the Bank and the Holding Company with the approval of the OTS. This 45-day period expires February __, 1997 unless the Subscription Offering is extended. If this is not possible, an occurrence that is currently not anticipated, the Board of Directors of the Bank and the Holding Company will consult with the OTS to determine an appropriate alternative method of selling all unsubscribed shares offered in the Stock Conversion. The Plan of Conversion provides that the Stock Conversion must be completed within 24 months after the date of the Special Meeting.

     The Subscription and Community Offering or any other sale of the unsubscribed shares will be made as soon as practicable after the date of the Special Meeting. No sales of shares may be completed, either in the Subscription and Community Offering or otherwise, unless the Plan of Conversion is approved by the members of the Bank.

     The commencement and completion of the Subscription and Community Offering, however, is subject to market conditions and other factors beyond the Bank's control. Due to adverse conditions in the stock market in the past, a number of converting thrift institutions encountered significant delays in completing their stock offerings or were not able to complete them at all. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Subscription and Community Offering or other sale of the Common Stock to be offered in the Stock Conversion. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company's Common Stock, together with corresponding changes in the offering price and the net proceeds realized by the Bank and the Holding

Company from the sale of the Common Stock. The Bank and the Holding Company may also incur substantial additional printing, legal, accounting and other expenses in completing the Conversion.

     The following is a brief summary of the Conversion and is qualified in its entirety by reference to the Plan of Conversion, a complete copy of which is attached hereto as Exhibit A. The Bank's federal stock charter and bylaws that will become effective upon completion of the Stock Conversion are attached hereto as Exhibits B and C, respectively. A copy of the National Bank's Articles of Association and Bylaws that will become effective upon completion of the Bank Conversion are attached hereto as Exhibits D and E, respectively. A copy of the Holding Company's certificate of incorporation and bylaws are also available from the Bank upon request.

Principal Effects of Conversion

     Depositors. The Conversion will not change the amount, interest rate, withdrawal rights or federal insurance protection of deposit accounts, or affect deposit accounts in any way other than with respect to voting and liquidation rights as discussed below.

     Borrowers. The rights and obligations of borrowers under their loan agreements with the Bank will remain unchanged by the Conversion. The principal amount, interest rate and maturity date of loans will remain as they were contractually fixed prior to the Conversion.

     Voting Rights of Members. Under the Bank's current federal mutual charter, depositors and certain borrowers have voting rights as members of the Bank with respect to the election of directors and certain other affairs of the Bank. After the Conversion, exclusive voting rights with respect to all such matters will be vested in the Holding Company as the sole stockholder of the Bank and, following the Bank Conversion, the National Bank. Depositors and borrowers will no longer have any voting rights, except to the extent that they become stockholders of the Holding Company through the purchase of its Common Stock. Voting rights in the Holding Company will be held exclusively by its stockholders.

     Liquidation Rights of Depositor Members. Currently, in the unlikely event of liquidation of the Bank, any assets remaining after satisfaction of all creditors' claims in full (including the claims of all depositors to the withdrawal value of their accounts) would be distributed pro rata among the depositors of the Bank, with the pro rata share of each being the same proportion of all such remaining assets as the withdrawal value of each depositor's account is of the total withdrawal value of all accounts in the Bank at the time of liquidation. After the Conversion, the assets of the Bank would first be applied, in the event of liquidation, against the claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Any remaining assets would then be distributed to the persons who qualified as Eligible Account Holders or Supplemental Eligible Account Holders under the Plan of Conversion to the extent of their interests in a "Liquidation Account" that will be established at the time of the completion of the Conversion and then to the Holding Company as the sole stockholder of the Bank's outstanding common stock. The Bank's depositors who did not qualify as Eligible Account Holders or Supplemental Eligible Account Holders would have no right to share in any residual net worth of the Bank in the event of liquidation after the Conversion, but would continue to have the right as creditors of the Bank to receive the full withdrawal value of their deposits prior to any distribution to the Holding Company as the Bank's sole stockholder. In addition, the Bank's deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by law, currently up to $100,000 per insured account. The Liquidation Account will initially be established in an amount equal to the net worth of the Bank as of the date of the Bank's latest statement of financial condition contained in the final prospectus used in connection with the Conversion. Each Eligible Account Holder and/or Supplemental Eligible Account Holder will receive an initial interest in the Liquidation Account in the same proportion as the balance in all of his qualifying deposit accounts was of the aggregate balance in all qualifying deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders on June 30, 1995 or September 30, 1996, respectively. For accounts in existence on both dates, separate subaccounts shall be determined on the basis of the qualifying deposits in such accounts on the record dates. However, if the amount in the qualifying deposit account on any annual closing date of the Bank is less than the lowest amount in such deposit account on the Eligibility Record Date and/or Supplemental Eligibility Record Date, and any subsequent annual closing date, this interest in the Liquidation Account will be reduced by an amount proportionate to such reduction in the related deposit account and will not thereafter be increased despite any subsequent increase in the related deposit account. The Bank Conversion shall not be deemed to be a complete liquidation of the Converted Bank for purposes of the distribution of the liquidation account. Upon consummation of the Bank Conversion, the liquidation account and all rights and obligations of the Converted Bank in connection therewith, shall be assumed by the National Bank.

     The Bank. Under federal law, the stock savings bank resulting from the Stock Conversion will be deemed to be a continuation of the mutual association rather than a new entity and will continue to have all of the rights, privileges, properties, assets and liabilities of the Bank prior to the Stock Conversion. The Stock Conversion will enable the Bank to issue capital stock, but will not change the general objectives, purposes or types of business currently conducted by the Bank, and no assets of the Bank will be distributed in order to effect the Conversion, other than to pay the expenses incident thereto. After the Stock Conversion, the Bank will remain subject to examination and regulation by the OTS and will continue to be a member of the Federal Home Loan Bank System. The Stock Conversion will not cause any change in the executive officers or directors of the Bank.

     The National Bank. The National Bank will be deemed to be a continuation of the Converted Bank and will have all the rights, privileges, properties, assets and liabilities of the Converted Bank. The Bank Conversion shall be deemed to occur and shall be effective upon completion of all actions necessary or appropriate to complete the Bank Conversion. After the Bank Conversion, the National Bank will be subject to examination and regulation by the OCC and will become a member of the Federal Reserve System. The National Bank intends to remain a member of the Federal Home Loan Bank System. The Bank Conversion will not cause any change in the executive officers or directors of the National Bank.

     Tax Consequences. Consummation of the Stock Conversion is expressly conditioned upon prior receipt by the Bank of either a ruling from the Internal Revenue Service or an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. with respect to federal taxation, and a ruling of the Missouri taxation authorities or an opinion of Lockridge, Constant & Conrad, LLC with respect to Missouri taxation, to the effect that consummation of the Stock Conversion will not be taxable to the Converted Bank or the Holding Company.

     An opinion has been received from Luse Lehman Gorman Pomerenk & Schick, P.C. with respect to the proposed Stock Conversion of the Bank, to the effect that (i) the Stock Conversion will qualify as a reorganization under Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized to the Bank in either its mutual form or its stock form by reason of the proposed Stock Conversion, (ii) no gain or loss will be recognized to the Bank upon the receipt of money from the Holding Company for stock of the Bank; and no gain or loss will be recognized to the Holding Company upon the receipt of money for Common Stock of the Holding Company; (iii) the assets of the Bank in either its mutual or its stock form will have the same basis before and after the Stock Conversion; (iv) the holding period of the assets of the Bank will include the period during which the assets were held by the Bank in its mutual form prior to conversion; (v) no gain or loss will be recognized by the depositors of the Bank upon the issuance to them of withdrawable deposit accounts in the Bank after the Stock Conversion in the same dollar amount as their deposit accounts in the Bank plus an interest in the Liquidation Account of the Bank, as described above, in exchange for their deposit account in the Bank; (vi) the basis of the account holder's deposit accounts in the Bank after the Stock Conversion will be the same as the basis of his deposit accounts in the Bank prior to the Stock Conversion; (vii) the basis of each account holder's interest in the Liquidation Account will be zero; (viii) the basis of the Holding Company Common Stock to its shareholders will be the Purchase Price thereof plus, in the case of stock acquired by account holders, the basis, if any, in the Subscription Rights and a shareholder's holding period for Holding Company Common Stock acquired through the exercise of Subscription Rights shall begin on the date on which the Subscription Rights are exercised; (ix) for purposes of Section 381 of the Code, the Bank will be treated as if there had been no reorganization, accordingly, the taxable year of the Bank will not end on the effective date of the Stock Conversion and the tax attributes of the Bank will be taken into account by the Bank in stock form as if there had been no reorganization; (x) the part of the taxable year of the Bank before the reorganization and the part of the taxable year of the Bank after the reorganization will constitute a single taxable year of the Bank; (xi) the Bank, immediately after Stock Conversion, will succeed to the bad debt reserve accounts of the Bank, in mutual form, and the bad debt reserves will have the same character in the hands of the Bank after Stock Conversion as if no distribution or transfer had occurred; and (xii) the creation of the liquidation account will have no effect on the Bank's taxable income, deductions or addition to reserve for bad debts either in its mutual or stock form.

     The opinion from Luse Lehman Gorman Pomerenk & Schick, P.C. is based, among other things, on certain assumptions, including the assumptions that the exercise price of the Subscription Rights to purchase Holding Company Common Stock will be approximately equal to the fair market value of that stock at the time of the completion of the proposed Stock Conversion. The Holding Company and the Bank have received a letter issued by Ferguson & Co., LLP ("Ferguson") stating that pursuant to Ferguson's valuation, Ferguson is of the belief that Subscription Rights issued in connection with the Stock Conversion will have no value.

     The Bank has also received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. to the effect that, based in part on the Ferguson Letter: (i) no taxable income will be realized by depositors as a result of the receipt or exercise of non-transferable Subscription Rights to purchase shares of Holding Company Common Stock at fair market value; and (ii) no taxable income will be realized by the Bank or Holding Company on the issuance of Subscription Rights to eligible subscribers to purchase shares of Holding Company Common Stock at fair market value.

     If it is subsequently established that the Subscription Rights received by such persons have an ascertainable fair market value, then, in such event, the Subscription Rights will be taxable to the recipient in the amount of their fair market value. In this regard, the Subscription Rights may be taxed partially or entirely at ordinary income tax rates.

     With respect to Missouri taxation, the Bank has received an opinion from Lockridge, Constant & Conrad, LLC to the effect that, assuming the Stock Conversion does not result in any federal taxable income, gain or loss to the Bank in its mutual or stock form, the Holding Company, the account holders, borrowers, officers, directors and employees and Tax-Qualified Employee Plans of the Bank, the Stock Conversion should not result in any Missouri income tax liability to such entities or persons.

Approval, Interpretation, Amendment and Termination

     Under the Plan of Conversion, the letter from the OTS giving approval thereto, and applicable regulations, consummation of the Conversion is subject to the satisfaction of the following conditions: (a) approval of the Plan of Conversion by members of the Bank casting at least a majority of the votes eligible to be cast at the Special Meeting; (b) sale of all of the Common Stock to be offered in the Stock Conversion; and (c) receipt of favorable rulings or opinions of counsel as to the federal and Missouri tax consequences of the Stock Conversion. The Bank Conversion is subject to OCC approval of the conversion of the Bank to a national bank.

     The Plan of Conversion may be substantively amended by the Boards of Directors of the Bank and the Holding Company with the concurrence of the OTS. If the Plan of Conversion is amended, proxies which have been received prior to such amendment will not be resolicited unless otherwise required by the OTS. Also, as required by the federal regulations, the Plan of Conversion provides that the transactions contemplated thereby may be terminated by the Board of Directors of the Bank alone at any time prior to the Special Meeting and may be terminated by the Board of Directors of the Bank at any time thereafter with the concurrence of the OTS, notwithstanding approval of the Plan of Conversion by the members of the Bank at the Special Meeting. All interpretations by the Bank and the Holding Company of the Plan of Conversion and of the Order Forms and related materials for the Subscription and Community Offering will be final, except as regards or affects the OTS.

Judicial Review

     Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C.
(S)1464(i)(2)(B) and Section 563b.8(u) of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.8(u)) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later. The notice of the Special Meeting of the Bank's members to vote on the Plan of Conversion described herein is included at the beginning of this Proxy Statement. The statute and regulation referred to above should be consulted for further information.


                             ADDITIONAL INFORMATION


     The information contained in the accompanying Prospectus, including a more detailed description of the Plan of Conversion, consolidated financial statements of the Bank and a description of the capitalization and business of the Bank and the Holding Company, including the Bank's directors and executive officers and their compensation, the conversion of the Bank to a national bank, the anticipated use of the net proceeds from the sale of the Common Stock and a description of the Common Stock, is intended to help you evaluate the Conversion and is incorporated by this reference.

     YOUR VOTE IS VERY IMPORTANT TO US. PLEASE TAKE A MOMENT NOW TO COMPLETE AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY STILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON EVEN THOUGH YOU HAVE VOTED YOUR PROXY. FAILURE TO SUBMIT A PROXY WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

     If you have any questions, please call our Stock Information Center at
(816) ________.

     IMPORTANT: YOU MAY BE ENTITLED TO VOTE IN MORE THAN ONE CAPACITY. PLEASE SIGN, DATE AND PROMPTLY RETURN EACH PROXY CARD YOU RECEIVE.

                     --------------------------------------


     THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

     THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

                                REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 INVESTORS FEDERAL BANK AND SAVINGS ASSOCIATION

                        FOR A SPECIAL MEETING OF MEMBERS
                        TO BE HELD ON DECEMBER __, 1996


     The undersigned member of Investors Federal Bank and Savings Association, hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of Investors Federal Bank and Savings Association, to be held at the Bank's main office, 522 Washington Street, Chillicothe, Missouri on December __, 1996, at 4:00 p.m., Central time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:


                                                               FOR      AGAINST
                                                               ---      -------

The adoption of the Plan of Conversion providing for           [_]        [_]
the conversion of the Bank from a federally chartered mutual savings association to a federally chartered stock savings bank as a wholly owned subsidiary of IFB
Holdings, Inc., a newly organized Delaware corporation formed by the Bank for the purpose of becoming the Holding Company for the Bank, the subsequent conversion of the Bank to a national bank under the name "Investors
Federal Bank, National Association" and the related transactions provided for in such Plan of Conversion, including the adoption of an amended Federal Stock
Charter and Bylaws for the Bank and the adoption of the Articles of Association and Bylaws for Investors Federal
Bank, National Association pursuant to the laws of the United States and the Rules and Regulations administered by the Office of Thrift Supervision and the Office of the Comptroller of the Currency.



NOTE: The Board of Directors is not aware of any other matter that may come before the Special Meeting of Members.



--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS
                    ---
PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

  Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at said Meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

  The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated November __, 1996, prior to the execution of this Proxy.



                                        ---------------------
                                                 Date



                                        ---------------------
                                               Signature



 NOTE:    Only one signature is required
          in the case of a joint account.



--------------------------------------------------------------------------------

          PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                                   EXHIBIT A


                               PLAN OF CONVERSION

                                   EXHIBIT B

                             FEDERAL STOCK CHARTER

                                   EXHIBIT C

                              FEDERAL STOCK BYLAWS

                                   EXHIBIT D

                     NATIONAL BANK ARTICLES OF ASSOCIATION

                                   EXHIBIT E

                              NATIONAL BANK BYLAWS